Exhibit 10.2

SECURITY AND SUBORDINATION AGREEMENT

This SECURITY AND SUBORDINATION AGREEMENT (the “Agreement”), dated as of August 25, 2006, by and between Prescient Applied Intelligence, Inc., a Delaware corporation (the “Grantor”), and TAK Investments, LLC, a Delaware limited liability company (the “Secured Party”).

WHEREAS, the Grantor has issued a separate promissory note to the Secured Party on the date hereof in the principal amount of $2,558, 348.00 (the “Note”); and

WHEREAS, the Secured Party and the Grantor agree that the Grantor execute and deliver to the Secured Party a security and subordination agreement providing for the grant to the Secured Party of a continuing security interest in all personal property and assets of the Grantor, all in substantially the form hereof to secure all obligations of Grantor under the terms of the Note.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I. Definitions

Section 1.1. Definition of Terms Used Herein. All capitalized terms used herein and not defined herein have the meanings provided therefore in the Note. All terms defined in the Uniform Commercial Code (hereinafter defined) as in effect from time to time and used herein and not otherwise defined herein (whether or not such terms are capitalized) have the same definitions herein as specified therein.

Section 1.2. Definition of Certain Terms Used Herein. As used herein, the following terms have the following meanings:

“Collateral” means all accounts receivable of the Grantor and all personal and fixture property of every kind and nature, including, without limitation, all furniture, fixtures, equipment, raw materials, inventory, or other goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments, securities and other investment property, deposit accounts, rights to proceeds of letters of credit and all general intangibles including, without limitation, all tax refund claims, license fees, patents, patent licenses, patent applications, trademarks, trademark licenses, trademark applications, trade names, copyrights, copyright licenses, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Grantor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Grantor, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all books and records, software, writings, plans, specifications and schematics; and all proceeds and products of each of the foregoing.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

“Event of Default” has the meaning specified in the Note.

“Indemnitees” has the meaning specified in Section 7.5(b).

“Lien” means: (i) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (ii) to the extent not included under clause (i), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (iii) any contingent or other agreement to provide any of the foregoing.

“Note” has the meaning assigned to such term in the first recital of this Agreement.

“Obligations” means all obligations of Grantor to Secured Party under the terms of the Note.

“Security Interest” has the meaning specified in Section 2.1 of this Agreement.

“Uniform Commercial Code” means the Uniform Commercial Code from time to time in effect in the Commonwealth of Pennsylvania.

ARTICLE II. Security Interest

Section 2.1. Security Interest. As security for the payment and performance, in full of the Obligations, and any extensions, renewals, modifications or refinancings of the Obligations, the Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Secured Party, and hereby grants to the Secured Party, their successors and assigns, a security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral (the “Security Interest”). The parties agree and acknowledge that the Security Interest granted hereunder to the Secured Party in and to the Collateral shall at all times be subordinate (“the “Subordination Obligation”) in priority to the lien (the “Senior Lien”) of (a) Sand Hill Finance, LLC, for up to $1.0 million of debt incurred under that certain Financing Agreement, dated May 25, 2006, with the Grantor (the “SHF Financing”), or (b) if the SHF Financing has been repaid in full, up to $1.0 million of debt incurred by the Grantor in connection with any line of credit or similar financing with another financial institution. Secured Party shall at all times recognize the priority of the Senior Lien, and any proceeds of the Collateral received by Secured Party in respect of the Security Interest shall first be applied to pay the indebtedness secured by the Senior Lien in full before any application of such proceeds to the Obligations, and by acceptance of the Note, the Payee hereby agrees to such subordination for the benefit of the holder of the Senior Lien. The parties further agree and acknowledge that nothing contained herein shall prohibit Grantor from pledging or otherwise placing in escrow the source code to any of its software, where such pledge or placement is required in the ordinary course of Grantor’s business.

Section 2.2. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Secured Party to, or in any way alter or modify, any obligation or liability of the Grantor with respect to or arising out of the Collateral.

ARTICLE III. Representations and Warranties

The Grantor represents and warrants to the Secured Party that:

Section 3.1. Title and Authority. The Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder and has full power and authority to grant to the Secured Party the Security Interest and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

Section 3.2. Filings; Actions to Achieve Perfection. At the request of Secured Party, Grantor shall deliver to Secured Party fully executed Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral for filing in each United States governmental, municipal or other office specified by Secured Party in writing. All costs associated with such filings, recordings or registrations shall be paid by Secured Party. The Grantor’s name is listed in the preamble of this Agreement identically to how it appears on its certificate of incorporation or other organizational documents.

Section 3.3. Validity of Security Interest. Upon filing of all necessary filings, recordings or registrations set forth in Section 3.2 above, the Security Interest will constitute a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations.

Section 3.4. Absence of Other Liens. The Grantor’s Collateral is owned by the Grantor free and clear of any Lien other than the SHF Lien, the liens held by North Sound Legacy Fund LLC, North Sound Legacy International Ltd, and North Sound Legacy International Fund LLC (collectively the “NSL Lien”) and certain other existing liens on equipment (the “Equipment Liens”) listed on Schedule 3.4 hereto. Other than the Equipment Liens and the SHF Lien, the Grantor will cause each of these liens to be released as soon as possible, but in no event later than September 15, 2006. The Grantor further represents that all obligations of the Grantor or of The ViaLink Company to the North Sound Legacy Fund LLC, including any outstanding indebtedness, have been satisfied in full. Without limiting the foregoing, the Grantor has not filed or consented to any filing in favor of any Person other than the Secured Party, nor permitted the granting or assignment of a security interest or permitted perfection of any security interest in the Collateral in favor of any Person other than the Secured Party.

Section 3.5. Valid and Binding Obligation. This Agreement constitutes the legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

ARTICLE IV. Covenants

Section 4.1. Records. The Grantor shall maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which the Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Secured Party may reasonably request, promptly to prepare and deliver to the Secured Party a duly certified schedule or schedules in form and detail satisfactory to the Secured Party showing the identity, amount and location of any and all Collateral.

Section 4.2. Protection of Security. The Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Secured Party in the Collateral and the priority thereof against any Lien, other than the Senior Lien and the lien securing any Acquisition Debt (as defined therein) as permitted by the Note.

Section 4.3. Inspection and Verification. The Secured Party and such persons as the Secured Party may reasonably designate shall have the right to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantor’s affairs with the officers of the Grantor and its independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral.

Section 4.4. Use and Disposition of Collateral. Other than the Senior Lien permitted hereby and the lien securing any Acquisition Debt (as defined therein) as permitted by the Note, the Grantor shall not, directly or indirectly, make or permit to be made an assignment, transfer, pledge or hypothecation of any Collateral nor grant any other Lien in respect of the Collateral without the prior written consent of the Secured Party.

Section 4.5. Insurance/Notice of Loss. Grantor, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Collateral. Such insurance shall not be terminated, cancelled or not renewed for any reason, including non-payment of insurance premiums, unless the Grantor shall have provided the Secured Party at least 30 days prior written notice. In the event that Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Secured Party may, without waiving or releasing any obligation or liability of Grantor hereunder, in their sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Secured Party deem advisable. Grantor shall promptly notify the Secured Party if any material portion of the Collateral owned or held by Grantor is damaged or destroyed.

ARTICLE V. Further Assurances

Section 5.1. Further Assurances. Grantor and Secured Party shall execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Secured Party, and Grantor, as the case may be, may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, or the Subordination Obligations, as the case may be. All costs and expense associated with the foregoing shall be paid by Secured Party, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

ARTICLE VI. Remedies

Section 6.1. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, Secured Party may exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law, including without limitation foreclosing upon and selling the Collateral.

ARTICLE VII. Miscellaneous

Section 7.1. Notices. All communications and notices hereunder to the Grantor and to the Secured Party shall (except as otherwise expressly permitted herein) be in writing and delivered to the Grantor or the Secured Party, as the case may be, as provided in the Note.

Section 7.2. Survival of Agreement. All covenants, agreements, representations and warranties made by a party herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other party herein, and shall survive the execution and delivery to the Secured Party of the Note, regardless of any investigation made by the Secured Party or on their behalf; and shall continue in full force and effect until this Agreement shall terminate.

Section 7.3. Binding Effect; Several Agreement; Successors and Assigns. This Agreement shall become effective as to Grantor when a counterpart hereof executed on behalf of Grantor shall have been delivered to the Secured Party and a counterpart hereof shall have been executed on behalf of the Secured Party, and thereafter shall be binding upon Grantor and the Secured Party and their respective successors and assigns, and shall inure to the benefit of Grantor, the Secured Party and their respective successors and assigns.

Section 7.4. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.5. Waivers; Amendment.

(a) No failure or delay of a party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of a party hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No notice to or demand on Grantor in any case shall entitle Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements, in writing entered into by the Secured Party and Grantor.

Section 7.6. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Each party shall be entitled to rely on a facsimile signature of any other party hereunder as if it were an original.

Section 7.8. Jurisdiction; Consent to Service of Process.

(a ) Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Pennsylvania State court or Federal court of the United States of America sitting in Pennsylvania, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or the Note, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in Pennsylvania or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that a party hereto may otherwise have to bring any action or proceeding relating to this Agreement, against the other party hereto, or its properties in the courts of any jurisdiction.

(b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or the Note, in any Pennsylvania or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 7.9. Termination. This Agreement and the Security Interest shall terminate when all the Obligations have been paid in full, at which time the Secured Party shall execute and deliver to Grantor, at Grantor’s expense, all Uniform Commercial Code termination statements and similar documents which Grantor shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section shall be without recourse to or warranty by the Secured Party.

IN WITNESS WHEREOF, the parties have duly executed this Security Agreement as of the day and year first written above.

PRESCIENT APPLIED INTELLIGENCE, INC.

By:	/s/ Thomas W. Aiken
Name:	Thomas W. Aiken
Title:	SVP & CFO

TAK INVESTMENTS, LLC

By:	/s/ Sharad Tak
Name:
Title:

SCHEDULE 3.4

Existing Liens

Sand Hill Finance, LLC

NSF Lien-The Vialink Company

North Sound Legacy International LTD

53 Forest Avenue

Old Greenwich, CT

North Sound Legacy Fund LLC

53 Forest Avenue

Old Greenwich, CT

North Sound Legacy Institutional Fund LLC

53 Forest Avenue

Old Greenwich, CT

Equipment Liens-Prescient Applied Intelligence, Inc.

Imagenet Capital DFW LTD

3223 Commander Drive

Carrollton, TX

Wells Fargo Financial Leasing, Inc.

800 Walnut Street

Des Moines, IA

Citicapital Technology Finance, Inc.

1255 Wrights Lane

West Chester, PA

Sand Hill Finance, LLC

20573 Stevens Creek Blvd Suite 200

Cupertino CA

Equipment Liens-The Vialink Company

Southwestern Bank

Oklahoma City, OK

SDS Capital Group SPC, LTD

53 Forest Avenue

Old Greenwich, CT